Exhibit 10.18

AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT

THIS AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”) is made as of this 7th day of February, 2013, by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation, WMC-SA, INC., a California corporation, WMC-A, INC., a California corporation, CHAPMAN MEDICAL CENTER, INC., a California corporation, COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (each individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING IV, LLC, a Delaware limited liability company, as assigned to it from MidCap Financial, LLC (as Agent for Lenders, “Agent”, and individually as a Lender), SILICON VALLEY BANK, a California corporation, and the other financial institutions or other entities parties hereto, each as a Lender. Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement (defined below).

RECITALS

Borrowers have requested Agent and Lenders to amend the Credit and Security Agreement dated as of August 30, 2010 by and among Borrowers, other borrowers party thereto, Agent and Lenders, as amended or otherwise modified to the date hereof (as so amended and modified, the “Credit Agreement”), (i) to increase the maximum face amount of the Letter of Credit Liabilities permitted thereunder to $760,755.39 and to consent to the issuance of a Letter of Credit in the face amount of $760,755.39 by Wells Fargo Bank, National Association, (ii) to extend the Commitment Expiry Date to January 31, 2014 at Agent’s and the Lenders’ sole option at anytime prior to March 31, 2013, and (iii) to consent to the Borrowers’ entry into the Amendment and Restatement Agreement to the Credit Agreement, dated as of the date hereof, among the Borrowers, Pacific Coast Holdings Investment, LLC and Ganesha Realty, LLC, as amendment parties, SPCP Group IV, LLC and SPCP Group, LLC, as lenders, and Silver Point Finance LLC, as agent for lenders, and the Restated Credit Agreement attached as Exhibit A thereto, both of which are attached to this Amendment as Annex A (collectively, the “Silverpoint Amendment and Restatement”). Agent and Lenders have agreed to such amendments and desire to consent to the Silverpoint Amendment and Restatement and such L/C Issuer, in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1. Amendments to Credit Agreement.

(a) Definitions. The definition of “Commitment Expiry Date” is hereby deleted in its entirety and the following is substituted therefor:

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“Commitment Expiry Date” means August 30, 2013; unless, at Agent’s and the Lenders’ sole option, with prior written notice to the Borrowers at any time prior to March 31, 2013, Agent and the Lenders elect to extend the Commitment Expiry Date to January 31, 2014.

(b) Section 2.2. Subsection 2.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Prepayment Fee. If, at any time prior to the Commitment Expiry Date, (i) except to the extent permitted in Section 2.1(b)(iii)(B), any portion of the Revolving Loan is prepaid at any time, in whole or in part, for any reason other than pursuant to the mandatory repayment provisions set forth in Section 2.1(b)(ii), and such prepayment is accompanied by a corresponding permanent reduction of the Revolving Loan Commitment, whether by voluntary prepayment and/or termination by Borrowers, by reason of the occurrence of an Event of Default, or otherwise, or (ii) the Revolving Loans shall become accelerated and due and payable in full, or (iii) except to the extent permitted in Section 2.1(b)(iii)(B) and Section 2.11(d), the Lenders’ funding obligations in respect of any unfunded portion of the Revolving Loan shall terminate, then in any such event, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee shall be equal to the product of (y) $40,000,000, multiplied by (z) the following percentage: (i) two percent (2.0%) if such prepayment occurs prior to the first anniversary of the Closing Date, (ii) one and one-half percent (1.5%) if such prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, and (iii) one percent (1.0%) if such prepayment occurs on or after the second anniversary of the Closing Date but prior to the Commitment Expiry Date. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.”

(c) Section 2.5(a)(ii). Section 2.5(a)(ii) of the Credit Agreement is hereby amended by deleting “$0” set forth therein and substituting “$760,755.39” therefor.

2. Acknowledgment and Limited Consent.

(a) The Agent and each Lender acknowledges that each of them was provided with and reviewed the Silverpoint Amendment and Restatement. The Agent and each Lender consents to the consummation of the transactions under the Silverpoint Amendment and Restatement, including, without limitation, the increase in the aggregate principal amount of the loans thereunder and the extension of maturity thereof.

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(b) Notwithstanding the last sentence of Section 2.5(a)(ii) of the Credit Agreement or anything else to the contrary set forth in the Credit Agreement or any other Financing Documents, Borrowers acknowledge and agree that the Agent may issue, or cause to be issued any such Letters of Credit, and each Lender consents that Wells Fargo Bank, National Association may be an LC Issuer under the Credit Agreement in connection with any Letter of Credit Liabilities permitted pursuant to this Amendment.

Except as expressly set forth in this Section 2, this consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights, remedies, powers or privileges of the Agent or any Lender under the Credit Agreement or any other Financing Documents, and shall not, except as otherwise set forth in this Amendment, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Financing Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained in this Section 2 shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Financing Documents in similar or different circumstances.

3. Confirmation of Representations and Warranties. Each Borrower hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date.

4. Reaffirmation of Security Interest in the Collateral. Each Borrower confirms and agrees that (a) all security interest and Liens granted to Agent continue in full force and effect, and (b) all Collateral remains free and clear of any Liens other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens upon the Collateral.

5. Fees and Expenses. Borrowers shall be responsible for the payment of all reasonable fees and expenses of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable allocated charges for such work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 5 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

6. Conditions to Effectiveness. Sections 1(c) and 2(b) of this Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Initial Effective Date”):

(a) Borrowers shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Borrower;

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(b) Borrowers shall have Revolving Loan Availability of at at least $760,755.39;

(c) if there have been any changes to the certificates of secretary or assistant secretary of any Borrower most recently delivered to the Agent, the secretary or assistant secretary of each Borrower shall have delivered to Agent a duly executed secretary’s certificate and incumbency certificate identifying the current officers of such Borrower who are duly authorized by such Borrower’s board of directors to execute and deliver this Amendment and any related documents;

(d) all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Initial Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof; and

(e) Agent shall have received from Borrowers all of the fees, costs and expenses owing pursuant to this Amendment as set forth in Section 5 above unless Agent elects to deduct such fees, costs and expenses from the Revolving Loan proceeds in accordance with Section 5 above.

Once the conditions to satisfy Sections 1(c) and 2(b) have been satisfied, all other Sections except for Sections 1(c) and 2(b) of this Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a) Borrowers shall have delivered to Agent final, execution copies of the Silverpoint Amendment and Restatement, along with all exhibits, attachments, schedules and related documents thereto, each of which shall be in form and substance acceptable to Agent in its reasonable discretion.

7. Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees or any of them (whether directly or indirectly). Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lenders’ decision to enter into this Amendment and to agree to the modification made contemplated hereunder.

8. No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

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9. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

(c) Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Counterparts. This Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV, LLC, as Agent By: /s/ Brett Robinson Name: Brett Robinson Title: Managing Director

LENDERS:	MIDCAP FUNDING IV, LLC, as a Lender By: /s/ Brett Robinson Name: Brett Robinson Title: Managing Director
SILICON VALLEY BANK, as a Lender By: /s/ Tim Walsh Name: Tim Walsh Title: Head of Structured Products

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BORROWERS:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By: /s/ Kenneth K. Westbrook

Name: Kenneth K. Westbrook
Title: CEO

WMC-SA, INC., a California corporation

By: /s/ Kenneth K. Westbrook

Name: Kenneth K. Westbrook
Title: CEO

WMC-A, INC., a California corporation

By: /s/ Kenneth K. Westbrook

Name: Kenneth K. Westbrook
Title: CEO

CHAPMAN MEDICAL CENTER, INC., a California corporation

By: /s/ Kenneth K. Westbrook

Name: Kenneth K. Westbrook
Title: CEO

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By: /s/ Kenneth K. Westbrook

Name: Kenneth K. Westbrook
Title: CEO

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Annex A to Credit Agreement

Silverpoint Amendment and Restatement

See attached.

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